UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2025

TPG Twin Brook Capital Income Fund
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56502	88-6103622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

245 Park Avenue, 26th Floor,
New York, NY 10167
(Address of Principal Executive Offices, Zip Code)

(212) 692-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Truist Credit Facility Amendment

On October 1, 2025, TPG Twin Brook Capital Income Fund, a Delaware statutory trust (the “Company”), as borrower, entered into the Second Amendment to Senior Secured Revolving Credit Agreement (the “Truist Second Amendment”), with the lenders and issuing banks party thereto and Truist Bank, as administrative agent, which amends the Senior Secured Revolving Credit Agreement dated as of November 17, 2023 (as amended, supplemented or otherwise modified from time to time, the “Existing Truist Credit Facility” and, as amended by the Truist Second Amendment, the “Truist Credit Facility”).

The Truist Second Amendment amends the Truist Credit Facility to, among other things: (i) reduce the interest rate on revolving loans to adjusted term SOFR plus 1.875% or, at the Company’s option, the alternate base rate plus 0.875%; provided that, the interest rate may be reduced further depending on the ratio of the borrowing base and certain outstanding indebtedness of the Company, as further described in the Truist Credit Facility, (ii) extend the termination date of the lenders’ obligation to make loans under the Truist Credit Facility from August 16, 2028 to October 1, 2029 and extend the final scheduled maturity date from August 16, 2029 to October 1, 2030, and (iii) remove the net worth covenant and liquidity covenant previously included in the Existing Truist Credit Facility. The other material terms of the Existing Truist Credit Facility were unchanged.

The preceding summary of the Truist Second Amendment is not complete and is qualified in its entirety by reference to, and should be read in connection with, the complete copy of the Truist Second Amendment attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Ally Credit Facility Amendment

On October 2, 2025, Twin Brook Capital Funding XXXIII ASPV, LLC (the “ASPV Borrower”), an indirect, wholly-owned subsidiary of the Company, entered into the Second Amendment to Loan, Security and Collateral Management Agreement (the “Ally Second Amendment”), among the ASPV Borrower, as borrower, AGTB Fund Manager, LLC, as the collateral manager, Ally Bank, as the administrative agent and swingline lender, Western Alliance Trust Company, N.A., as the collateral custodian, and the lenders from time to time party thereto, which amends the Loan, Security, and Collateral Management Agreement dated as of December 13, 2022 (as amended, supplement or otherwise modified from time to time, the “Existing Ally Credit Facility” and, as amended by the Ally Second Amendment, the “Ally Credit Facility”).

The Ally Second Amendment amends the Ally Credit Facility to, among other things: (i) reduce the interest rate on revolving loans from daily simple SOFR plus 2.40% per annum to daily simple SOFR plus 1.90% per annum, (ii) extend the termination date of the lenders’ obligation to make revolving commitments under the Ally Credit Facility from August 9, 2027 to October 2, 2028 and extend the final scheduled maturity date from August 9, 2029 to October 2, 2030, and (iii) increase certain advance rates pursuant to the Ally Credit Facility.

The preceding summary of the Ally Second Amendment is not complete and is qualified in its entirety by reference to, and should be read in connection with, the complete copy of the Ally Second Amendment attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Truist Second Amendment and Ally Second Amendment is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1
Second Amendment to Senior Secured Revolving Credit Agreement, dated as of October 1, 2025, by and among TPG Twin Brook Capital Income Fund, the Lenders and Issuing Banks (as defined therein) party thereto and Truist Bank

10.2
Second Amendment to Loan, Security and Collateral Management Agreement, dated as of October 2, 2025, by and among Twin Brook Capital Funding XXXIII A SPV, LLC, as the Borrower, AGTB Fund Manager, LLC, as the Collateral Manager, Ally Bank, as the Administrative Agent and as the Swingline Lender, the Lenders party thereto and Western Alliance Trust Company, N.A., as the Collateral Custodian

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG Twin Brook Capital Income Fund

Dated: October 7, 2025	By:	/s/ Terrence Walters
	Name:	Terrence Walters
	Title:	Chief Financial Officer and Treasurer